
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Strategic L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                      59,350,791
<SECURITIES>                                         0
<RECEIVABLES>                                  866,343<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              67,242,994<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                67,242,994<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             8,334,074<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,023,358
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,310,716
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,310,716
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,310,716
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscription receivable of $674,039 and interest receivable of $192,304.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $7,003,461 and net option premiums of $22,399.
<F3>Liabilities include redemptions payable of $1,070,142, accrued brokerage fees of $334,525, accrued management fees of $180,275 and incentive fees payable of $178,429.
<F4>Total revenues include realized trading revenue of $2,125,953, net change in unrealized of $4,475,848 and interest income of $1,732,273.

